Exhibit 99.3
February 16, 2007
BY E-MAIL TO HEARINGS@NASDAQ.COM
Lanae Holbrook
Chief Counsel
Nasdaq Office of General Counsel
          Re: Datascope Corp. (the “Company”)
Dear Mrs. Holbrook:
     We are in receipt of the letter of the Nasdaq Listing Qualifications staff (the “Staff”), dated February 16, 2007, conveying the Staff’s decision to delist the Company from The Nasdaq Stock Market effective on February 27, 2007 because of the Company’s failure to comply with Marketplace Rule 4310(c)(14). The Company hereby appeals the Staff’s decision and requests an oral hearing to decide the matter as soon as practicable. Attached hereto is a copy of a check in the amount of $5,000 payable to The Nasdaq Stock Market LLC. As per the instructions in the Staff’s letter, the original check, along with a Hearing Payment Form is being delivered by overnight mail to The NASDAQ Stock Market LLC, Office of General Counsel — Hearings, W8015, c/o Mellon Bank, 701 Market Street, Room 3490, Philadelphia, PA 19106. Please provide us with confirmation of your receipt of this letter and a schedule for the appeals process at your earliest convenience.
     If you have any questions, please do not hesitate to contact me.

Very truly yours,
/s/ Scott D. Kantor
Vice President and Chief Financial Officer